March 23, 1998
Dear Shareholders:
        It is a pleasure to invite you to the 1998 Annual Meeting of Shareholders to be held at the Company's Office, 3171 Directors Row in Memphis, Tennessee on May 1st. I hope that those of you who find it convenient will attend.
         At the meeting we will report to you on the Company's current operations and outlook, and members of the Board of Directors and management will be pleased to respond to any questions you may have.
         Whether you own few or many shares of stock and whether or not you plan to attend in person, it is important that your shares be voted on matters that come before the meeting. I urge you to specify your choices by marking the enclosed proxy card and returning it promptly.
         If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the Board's recommendations.
         I look forward to seeing as many of you as possible at the meeting.


                                       Sincerely,


                                       /s/ MICHAEL S. STARNES
                                       Michael S. Starnes
                                       CHAIRMAN OF THE BOARD

                         M.S. CARRIERS, INC.
              NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

         Notice is hereby given that the Annual Meeting of Shareholders of M.S. Carriers, Inc. (the "Company") will be held at the Company's Office, 3171 Directors Row, Memphis, Tennessee, on
Friday, May 1, 1998, at 9:00 a.m., local time, for the following purposes:
         1.    To elect directors for the ensuing year; and

         2. To act upon such other matters as may properly come before the meeting.

         Shareholders of record at the close of business on March 6, 1998, will be entitled to vote at the meeting or any adjournment thereof.

         It is important that your shares be represented at the meeting. Accordingly, you are urged to sign and return the enclosed proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy vote previously given.


                                     M.J. Barrow
                                     SENIOR VICE PRESIDENT-FINANCE
                                     AND ADMINISTRATION AND
                                     SECRETARY-TREASURER

                         M.S. CARRIERS, INC.
                         3171 DIRECTORS ROW
                      MEMPHIS, TENNESSEE 38116
                           PROXY STATEMENT

         This proxy statement and the accompanying proxy card are being mailed on or about March 23, 1998, to the shareholders of the Company in connection with the solicitation of proxies by the Board of Directors for the Annual Meeting of Shareholders in Memphis, Tennessee. Proxies are solicited to give all shareholders of record at the close of business on March 6, 1998, an opportunity to vote on matters that come before the meeting. This procedure is necessary because many shareholders will not be able to attend the meeting. Shares can be voted only if the shareholder is present in person or is represented by proxy.
         When your proxy card is returned properly signed, the shares represented will be voted in accordance with your directions. You can specify your choices by marking the appropriate boxes on the enclosed proxy card. If your proxy card is signed and returned without specifying choices, the shares will be voted as recommended by the Board of Directors. You may revoke your proxy at any time before it is voted at the meeting.
         Your vote is important. Accordingly, you are urged to sign and return the accompanying proxy card whether or not you plan to attend the meeting. If you do attend, you may vote by ballot at the meeting, thereby canceling any proxy vote previously given.
         As a matter of policy, proxies, ballots and voting tabulations that identify individual shareholders are kept private by the Company. Such documents are available for examination only by certain representatives associated with processing proxy cards and tabulating the vote. The vote of any shareholder is not disclosed except as may be necessary to meet legal requirements.
         As of March 6, 1998, the record date, there were 12,251,101 shares of Common Stock issued and outstanding. Each share of Common Stock is entitled to one vote on each matter properly brought before the meeting. A plurality of the shares of Common Stock present in person or represented by proxy at the meeting is required for the election of Directors.

                BENEFICIAL OWNERSHIP OF COMMON STOCK
         The following table set forth certain information as of March 6, 1998, with respect to the beneficial ownership of the Company's Common Stock by (i) each person known to the Company to be the beneficial owner of more than 5% of the Company's Common Stock; (ii) each director of the Company; (iii) each executive officer named in the Summary Compensation Table; and (iv) all directors and executive officers as a group.

                                               OWNERSHIP OF COMMON STOCK
NAME OF                                                               AMOUNT AND NATURE OF             PERCENT
BENEFICIAL OWNER                                                    BENEFICIAL OWNERSHIP (1)           OF CLASS

Michael S. Starnes
    c/o M.S. Carriers, Inc.
    3171 Directors Row
    Memphis, Tennessee 38116.........................                     3,116,913(2)                   25.3%

The Capital Group Companies, Inc., and
Capital Research and Management Company
    333 South Hope Street
    Los Angeles, CA 90071 ...........................                       741,000(3)                    6.0%

James W. Welch.......................................                       155,053(4)                    1.2%

M.J. Barrow..........................................                        59,980(5)                      *

Mike Reaves  ........................................                        10,090(6)                      *

John M. Hudson.......................................                        28,955(7)                      *

Carl J. Mungenast ...................................                           494(8)                      *

Morris H. Fair  .....................................                        18,500(9)                      *

Jack H. Morris, III .................................                        23,500(10)                     *

All executive officers and directors as a group .....                     3,474,904                      28.0%

* Indicates less than 1%.
(1) Beneficial ownership of Common Stock consists of sole voting and investment power except as otherwise indicated.
(2)  The shares of Common Stock shown as beneficially owned by Michael
     S. Starnes represent 3,104,913 shares owned directly by him and 12,000 shares which he may acquire through the exercise of stock options within 60 days of March 6, 1998.
(3) According to a Schedule 13G (Amendment No. 5) dated February 10, 1998, the Capital Group Companies Inc. and Capital Research and Management Company claim as of December 31, 1997, sole voting power with respect to 478,300 shares and sole investment power with respect to 741,000 shares. Neither The Capital Group Companies,Inc. nor Capital Research and Management Company claim shared voting power or shared investment power with respect to any of these shares.
(4)  The shares of Common Stock shown as beneficially owned by James
     W. Welch represent 100,000 shares owned directly by him, 7,053 shares allocated to his account in the Company's Retirement Savings Plan and 48,000 shares which he may acquire through the exercise of stock options within 60 days of March 6, 1998.
(5) The shares of Common Stock shown as beneficially owned by M. J. Barrow represent 7,139 shares owned directly by him, 60 shares owned by him as custodian for his children, 4,781 shares allocated to his account in the Company's Retirement Savings Plan and 48,000 shares which he may acquire through the exercise of stock options within 60 days of March 6, 1998.
(6) The shares of Common Stock shown as beneficially owned by Mike Reaves represent 500 shares owned directly by him, 1,590 shares allocated to his account in the Company's Retirement Savings Plan and 8,000 shares which he may acquire through the exercise of stock options within 60 days of March 6, 1998.

(7) The shares of Common Stock shown as beneficially owned by John M. Hudson represent 890 shares owned directly by him, 2,065 shares allocated to his account in the Company's Retirement Savings Plan and 26,000 shares which he may acquire through the exercise of stock options within 60 days of March 6, 1998.
(8) The shares of Common Stock shown as beneficially owned by Carl J. Mungenast represent 494 shares allocated to his account in the Company's Retirement Savings Plan.
(9)  The shares of Common Stock shown as beneficially owned by Morris
     H. Fair represent 17,000 shares owned directly by him and 1,500 shares which he may acquire through the exercise of stock options within 60 days of March 6, 1998.
(10) The shares of Common Stock shown as beneficially owned by Jack H. Morris represent 22,000 shares owned directly by him and 1,500 shares which he may acquire through the exercise of stock options within 60 days of March 6, 1998.

                        ELECTION OF DIRECTORS
                       (ITEM 1 ON PROXY CARD)
         At the meeting, the shares represented by the enclosed proxy card will be voted for the election of the six nominees named below, unless otherwise instructed on the proxy card. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the appropriate space provided on the proxy card.
         If at the time of the meeting one or more of the nominees have become unavailable to serve, shares represented by proxies will be voted for the remaining nominees and for such other persons as may be determined by the holders of such proxies or, if none, the size of the Board will be reduced. The Board knows of no reason why any of the nominees will be unavailable or unable to serve.
         All of the nominees are members of the present Board. The table below sets forth certain information regarding each nominee.

                                                     PRINCIPAL OCCUPATION
                                                   BUSINESS EXPERIENCE AND
                                                     OTHER DIRECTORSHIPS                                      DIRECTOR
NAME                                               OF PUBLIC COMPANIES (1)                     AGE             SINCE
Michael S. Starnes (2)                      Chairman of the Board,                              53             1978
                                            President and Chief Executive
                                            Officer of the Company
James W. Welch                              Senior Vice President - Marketing                   54             1982
                                            of the Company
M.J. Barrow                                 Senior Vice President - Finance and                 53             1982
                                            Administration, Secretary-Treasurer
                                            of the Company
Carl J. Mungenast (3)                       Business Consultant                                 58              1994
Morris H. Fair (4)                          Sales Development Administrator,                    68             1986
                                            Raymond James & Associates, Inc.
Jack H. Morris, III                         Chief Executive Officer of                          67             1986
                                            Auto Glass of Memphis, Inc.

(1) Each of the nominees except Mr. Mungenast and Mr. Fair has held substantially the same principal occupation during the past five years.
(2) Mr. Starnes is a director of RFS Hotel Investors, Inc., a real estate investment trust.
(3) Mr. Mungenast was employed by Sears Roebuck &Company from 1958 until his retirement in December 1993. At the time of his retirement, he was Senior Vice President for Sears Logistics Services in Itasca, Illinois and responsible for all distribution, transportation and home delivery services for Sears. Mr. Mungenast's employment with the Company as Executive Vice President and Chief Operating Officer commenced April 1, 1994. Due to health reasons, Mr. Mungenast's duties were reduced and he was named Advisor to the Chairman effective June 1, 1996. In November 1997, Mr. Mungenast became a consultant to the Company.

(4)  Mr. Fair was a Senior Vice President of Union Planters
     Corporation from September 1988 through December 1997. Mr. Fair has been associated with Raymond James & Associates, Inc. since April 1995.

                   ADDITIONAL INFORMATION RELATED
                      TO THE BOARD OF DIRECTORS
         The Board of Directors has the responsibility for
establishing broad corporate policies and for the overall performance of the Company. Members of the Board who are not officers are kept informed of the Company's business through discussions with the Chairman and other officers, by reviewing analysis and other reports, as well as by participating in Board meetings. To assist the Board in carrying out its duties, the Board has established an Audit Committee and an Executive Compensation Committee.
         Regular meetings of the Board of Directors are held each quarter, and special meetings are scheduled when required. The Board held three meetings in 1997 and each director attended all of the meetings except that Mr. Welch and Mr. Mungenast were absent from one meeting due to scheduling conflicts.
         The Audit Committee meets with management and the independent auditors to consider the adequacy of the internal controls of the Company and the objectivity of financial reporting. The Audit Committee recommends to the Board the appointment of the independent auditors. The members of the Committee are Messrs. Starnes, Fair and Morris. The Committee met once during 1997 and each member attended that meeting.
         The Executive Compensation Committee administers reviews and approves the salaries and other remuneration arrangements for senior management. The members of the Committee who are not employees of the Company administer the Company's Stock Option Plans. The members of the Committee are Messrs. Starnes, Fair and Morris. The Committee met once during 1997 and each member attended the meetings.

COMPENSATION OF DIRECTORS
         Directors who are not full-time employees receive a fee of $1,500 for each meeting of the Board they attend and for each Committee Meeting they attend if not held on a day on which a meeting of the Board is held. Directors who are also officers of the Company receive no additional compensation for services as directors. Under the Company's Non-Employee Directors Stock Option Plan, which was approved by the shareholders, each non-employee director receives an automatic, non-discretionary award of an option to purchase 2,500 shares of Common Stock upon their election to the Board. The option price per share is equal to the fair market value of the Common Stock on the date of the grant. Each stock option shall vest and become exercisable in five (5) equal annual installments on the anniversary dates of the date of the grant. If a non-employee director ceases to be a director of the Company for any reason other than death or disability, all options granted to him or her shall immediately terminate; provided, however, the non-employee director shall have thirty (30) days from the date on which he or she ceased to be a director to exercise any portion of the option which was exercisable on the date that the non-employee director ceased to be a director of the Company.

                       EXECUTIVE COMPENSATION
         The following table and related notes summarizes the compensation paid by the Company to its Chief Executive Officer and the four other most highly compensated executive officers for the three fiscal years ended December 31, 1997.

                     SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                          ANNUAL COMPENSATION              COMPENSATION       OTHER COMPENSATION
                                                                                           RETIREMENT         LIFE
NAME AND PRINCIPAL POSITION          YEAR        SALARY         BONUS        OPTIONS      SAVINGS PLAN(1)   INSURANCE(2)

Michael S. Starnes                   1997       $346,656       $33,762           --               --           $64,516
 Chairman of the Board,              1996        325,728            --       30,000               --            63,643
  President and Chief                1995        325,246            --           --               --            64,238
 Executive Officer

James W. Welch                       1997        194,469        33,762      20,000            $4,750             4,272
  Senior Vice President-             1996        179,178            --      20,000             4,750             5,887
  Marketing                          1995        188,178            --          --             4,620             4,387

M. J. Barrow                         1997        175,579        33,762      20,000             4,179             4,377
 Senior Vice President-              1996        131,765            --      20,000             3,294             5,984
 Finance and Administration          1995        138,365            --          --             3,170             4,667
 Secretary, Treasurer

Mike Reaves                          1997       154,307        33,762        20,000            4,750             1,448
 Senior Vice President-              1996       123,077            --        20,000            3,736                --
 Driver Services                     1995        94,071           900         5,000            3,736                --

John M. Hudson                       1997       129,104         6,307            --            2,850             1,665
 Vice President-                     1996       129,876            --        15,000            2,850             1,530
 Human Resources                     1995       116,681            --         1,100            2,772               979

(1) The Company's contribution to the named individual's account in the Company's Retirement Savings Plan.
(2) Premiums paid by the Company on split-dollar life insurance policies covering the named individual. Upon the death of an individual, the Company will be reimbursed the amount it has paid in premiums.


                        OPTION GRANTS IN 1997
       The following table provides information with respect to stock options granted to the Chief Executive Officer and each of the four other most highly compensated executive officers during the year ended December 31, 1997.

                                            INDIVIDUAL GRANTS                                    POTENTIAL REALIZABLE
                                                  % OF                                             VALUE AT ASSUMED
                            NUMBER OF            TOTAL                                                ANNUAL RATES
                           SECURITIES           OPTIONS            EXERCISE                          OF STOCK PRICE
                           UNDERLYING          GRANTED TO          OR BASE                          APPRECIATION FOR
                            OPTIONS           EMPLOYEES IN          PRICE      EXPIRATION             OPTION TERM
       NAME                 GRANTED (#)        FISCAL YEAR          ($/SH)         DATE             5%             10%

Michael S. Starnes              --                  --                   --           --                --            --
James W. Welch              20,000                 3.9%            $21.9375     12/21/07          $275,927      $699,254
M.J. Barrow                 20,000                 3.9%            21.9375      12/21/07           275,927       699,254
Mike Reaves                 20,000                 3.9%            21.9375      12/21/07           275,927       699,254
John M. Hudson                  --                  --                  --            --                --            --

    AGGREGATED OPTION EXERCISES IN 1997 AND YEAR-END VALUE TABLE
         The following table sets forth information with respect to stock options exercised by the Chief Executive Officer and each of the four other most highly compensated executive officers during the year ended December 31, 1997.

                                                                      NUMBER OF                 VALUE OF UNEXERCISED
                                                                 UNEXERCISED OPTIONS            IN-THE-MONEY OPTIONS
                                                                 AT DECEMBER 31, 1997          AT DECEMBER 31, 1997(1)
                           SHARES ACQUIRED        VALUE
NAME                        ON EXERCISE         REALIZED      EXERCISABLE   UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
Michael S. Starnes               --                 --               --         90,000         $     --       $360,000
James W. Welch                   --                 --           40,000         60,000          692,500        256,250
M. J. Barrow                     --                 --           40,000         60,000          692,500        256,250
Mike Reaves                      --                 --               --         50,000               --        225,625
John M. Hudson                   --                 --           20,000         25,000          346,250        135,000

(1) This amount is the aggregate of the number of options multiplied by the difference between the average sale price of $24.50 of the Common Stock on the last trading day in 1997 minus the exercise price for those options.

EMPLOYMENT CONTRACTS
       The Company has employment agreements with senior executive officers. Under each of these employment agreements, the Executive Compensation Committee of the Company's Board of Directors determines the annual base salary of the executive officer and may award discretionary bonuses to the executive officer. Each executive officer is entitled to participate in all employee benefit plans generally available to the Company's employees. The Company shall reimburse all ordinary and necessary business expenses incurred by each of these executive officers. Each of these employment agreements provides that the employment of the executive officer may be terminated by either the Company or the executive officer upon thirty days' notice. Mr. Welch's employment agreements contain certain non-competition and confidentiality provisions which continue after the term of his employment.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934
         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% stockholders are required by SECregulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely upon a review of the copies of such forms furnished to the Company, the Company believes that its officers, directors and greater than 10%beneficial owners complied with all Section 16(a) filing requirements applicable to them during the Company's preceding fiscal year, except (i) Mr. Starnes filed a late Form 5 relating to the gift of 1,045 shares of Common Stock in December 1996, (ii) Mr. Reaves reported the purchase of 500 shares of Common Stock in May 1996 late on a Form 5 and (iii) Robert P. Hurt reported the exercise of a stock option for 20,000 shares of Common Stock in October 1997 late on Form 5.

           REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE
         The Executive Compensation Committee of the Board of Directors (the "Committee") is composed of the Chairman of the Board and two Directors who are not employees of the Company. The Committee is responsible for establishing and administering the Company's executive compensation plans. Mr. Starnes does not participate in the Committee's deliberations concerning his compensation.

COMPENSATION PHILOSOPHY AND OBJECTIVES
         The Company applies a consistent philosophy to compensation for all employees, including senior management. This philosophy is based on the premise that superior performance of the Company results from the coordinated efforts of all employees working toward common objectives. The Company strives to achieve those objectives through teamwork that is focused on meeting the expectations of the Company's customers and shareholders.
         The Company's goal is to attract, retain and reward employees who contribute to the long-term success of the Company. The philosophy underlying the compensation plans is the alignment of compensation with the Company's business objectives and performance. In addition, the Company seeks to align the interests of all employees with those of the shareholders. Key principles of this philosophy are:
         [BULLET] Providing fairness in compensation plans which deliver pay commensurate with the Company's performance and the individual's performance.
         [BULLET] Providing equity-based incentives for the employees to insure that they are motivated over the long term to manage the Company's business as owners rather than just employees.

EXECUTIVE OFFICER COMPENSATION
         SALARY AND BONUS. The Company strives to structure the base salaries and annual bonuses of the Company's executive officers to be competitive with those provided to similarly situated executives with other publicly held truckload motor carriers. In establishing compensation, the Committee considers (i) the Company's financial performance, as well as the role and contribution of the particular executive officer with respect to such performance; (ii) individual performance and responsibility, past performance and potential with the Company; (iii)compensation information disclosed by similar publicly held truckload carriers; and (iv) compensation levels disclosed by other publicly held companies headquartered in Memphis, Tennessee. Salary levels are largely subjective, with individual performance and responsibility being the most important factor.
         The Committee establishes a formula for determining bonuses for the top executive officers. For 1997, the Committee determined that the pool for executive bonuses would be equal to 1%of the Company's net income per quarter provided specified operating ratios were attained. The Company met or exceeded the targeted operating ratios in three of the quarters during 1997 and the bonus pool was allocated equally among the top executive officers.
         The Committee believes that the compensation of the Company's officers as a group, historically and during the last fiscal year, has been comparable to that of other publicly held truckload motor carriers.
         STOCK OPTIONS. The Company's Stock Option Plans are the vehicles utilized to provide long-term incentives to executive officers. Grants under these plans are tied to the value of the Company's Common Stock, thereby providing an additional incentive for executive officers to maximize shareholder value. Options granted under the plans have a term of ten years and typically vest over a five-year period. An executive officer receives value from the grant of options under these plans if the Company's Common Stock appreciates over the long term and the executive officer continues in the employ of the Company.
         In making option grants to executive officers, the Committee evaluates the individual officer's past and expected future contributions to the Company's long-term success. In 1997, the Committee awarded options to purchase 20,000 shares of Common Stock to each of the Senior Vice Presidents. At the request of Mr. Starnes, and in view of the fact that Mr. Starnes is the largest shareholder of the Company, the Committee did not award him any stock options during 1997.

         CHIEF EXECUTIVE OFFICER. Due to Mr. Starnes' substantial responsibility and contributions to the Company, Mr. Starnes' base salary is set significantly above the base salaries of the other executive officers. In setting Mr. Starnes' salary, the Committee specifically considered (i) Mr. Starnes' performance as Chairman, President and Chief Executive Officer; (ii) the Company's financial results and (iii) the compensation paid to chief executive officers of other publicly held truckload motor carriers. The factors were considered subjectly, and none was given any specific weight.
The Committee believes Mr. Starnes' total compensation is appropriate.

                                   EXECUTIVE COMPENSATION COMMITTEE
                                   Michael S. Starnes, Chairman
                                   Morris H. Fair
                                   Jack H. Morris III


                    STOCK PRICE PERFORMANCE GRAPH
         The graph below compares cumulative total return of the Company, the Nasdaq Stock Market (U.S.)Index and the Nasdaq Trucking and Transportation Stocks Index from December 31, 1992 to December 31, 1997. The graph assumes that $100 was invested on December 31, 1992, and any dividends were reinvested.

[STOCK PRICE PROFORMANCE GRAPH GOES HERE]

                                                YEAR ENDING DECEMBER 31
                                      1992           1993         1994           1995           1996        1997

M.S. Carriers, Inc.                   100             98          100             92             74         126
Nasdaq Stock Market
    (U.S.) Index                      100            115          112            159            195         239
Nasdaq Trucking and
Transportation Stocks
    Index                             100            122          110            129            142         182

                              AUDITORS
         The Board of Directors has appointed Ernst & Young as independent auditors for the year ended December 31, 1998. One or more members of Ernst & Young are expected to be present at the Annual Meeting, will have the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.

                        SHAREHOLDER PROPOSALS
         Proposals intended to be presented at the 1999 Annual Meeting of Shareholders should be sent to M.J. Barrow, Secretary, M.S.
Carriers, Inc., P. O. Box 30788, Memphis, Tennessee 38130-0788, and must be received by December 15, 1998, in order to be included in the proxy materials for the 1999 annual meeting.

                            OTHER MATTERS
         In addition to the matters described above, there will be an address by the Chairman and a general discussion period during which shareholders will have an opportunity to ask questions about the Company's business.
         If any matter not described herein should come before the meeting, the persons named in the accompanying proxy card will vote the shares represented by them in accordance with their best judgment. At the time this proxy statement went to press, the Company knew of no other matters which might be presented for shareholder action at the meeting.

                          OTHER INFORMATION
         The enclosed proxy card is being solicited by the Board of Directors and the entire cost of such solicitation will be paid by the Company. If the proxy is properly executed, the shares represented by it will be voted at the Annual Meeting. If a shareholder has specified how his shares are to be voted, they will be voted in accordance with such specification. To the extent necessary to assure sufficient representation at the meeting, certain officers and other regular employees of the Company may, by telephone, telegraph or personal interview, request the return of proxies.
         It is intended that the shares represented by the proxy not limited to the contrary will be voted in favor of all items listed on the proxy and in the discretion of the persons named in the proxies on any other matter which may properly come before the meeting.
                        FINANCIAL STATEMENTS
         Financial statements for the Company are included in the Annual Report to shareholders for the year 1997 which is being mailed to shareholders with this proxy statement but which is not a part of the proxy soliciting materials. Additional copies of these statements, as well as the Annual Report to the Securities and Exchange Commission on Form 10-K, may be obtained without charge from M.J. Barrow, Secretary, M.S. Carriers, Inc., P.O. Box 30788, Memphis, Tennessee 38130-0788.
         The above notice and proxy statement are sent by order of the Board of Directors.

                                  M.J. Barrow
                                  Secretary

March 23, 1998

[ATTACHMENT -- PROXY CARD]
FRONT
M.S. CARRIERS, INC.                                    PROXY CARD
3171 Directors Row
Memphis, Tennessee 38116
     This proxy is solicited on behalf of the Board of Directors for the Annual Meeting on May 1, 1998.
     The undersigned hereby appoints Michael S. Starnes and M.J. Barrow, or either of them, proxies, with the powers the undersigned would possess if personally present, and with full power of substitution, to vote all common shares of the undersigned in M.S. Carriers, Inc., at the Annual Meeting of the Shareholders to be held at the Company's Office, 3171 Directors Row, Memphis, Tennessee, beginning at 9:00 a.m. on May 1, 1998, and at any adjournment thereof, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement furnished herewith, subject to any directions indicated on the other side of this card. If no directions are given, the proxies will vote for the election of all listed nominees and, at their discretion, on any other matter that may properly come before the meeting.
     Your vote for the election of Directors may be indicated on the other side. Nominees are Michael S. Starnes, Carl J. Mungenast, James W. Welch, M.J. Barrow, Jack H. Morris, III and Morris H. Fair.
     Please sign on the other side and return promptly. If you do not sign and return a proxy, or attend the meeting and vote by ballot, your shares cannot be voted.

BACK SIDE
Please mark votes [X]
bullet To vote your shares for all Director nominees, mark the "For" box on Item "1".
bullet To withhold voting for all nominees, mark the "Withhold" box.
bullet If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and enter the names of those you do not want to vote for in the space provided; your shares will be voted for the remaining nominees.


Directors recommend a vote "For"

                                         With-      For All
                              For        hold       Except*

1. Election of All            [ ]        [ ]        [ ]
   Directors
   (Page 3)
*Exceptions



Please sign this proxy and return it promptly whether or not you plan to attend the meeting. If signing for a corporation or partnership or as agent, attorney or fiduciary, indicate the capacity in which you are signing. If you do attend the meeting and decide to vote by ballot, such vote will supersede this proxy.

Sign here as name(s) appear on reverse side

x
x
Date                        , 1997